Exhibit 99.3 - Letter of cancellation re previous heads of terms to acquire Saturn IQ.

Saturn IQ plc,
MLS Business Centre
Level 1, 499 Silbury Boulevard
Milton Keynes MK9 2AH
UK
TEL +44 1908 374732
Fax +44 1908 374733

RE : HEADS OF TERMS RE AGREEMENT TO ACQUIRE DATED 4 July, 2006 and 15 December , 2006

From: Saturn IQ plc. (“Saturn IQ”)
To: visionGATEWAY, Inc. (“VGWA”)

Date : 27th April 2007

Dear Sirs,

We refer to the Heads of Terms re agreement to acquire Saturn IQ plc and related companies that was signed on 4 July, 2006 and 15 December, 2006.

We wish to confirm that, by mutual agreement, it has been decided not to continue with the acquisition of Saturn IQ by visionGATEWAY. Accordingly the Heads of Terms referred to are deemed to be cancelled.

Yours faithfully,

sgd
Duly authorised for and on behalf of Saturn IQ plc.

We confirm that the Heads of Terms referred to have been cancelled.

sgd             Date:__________________________
Duly authorised for and on behalf of the visionGATEWAY, Inc.